Exhibit 99.2

SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

We derived the unaudited summary pro forma data set forth below by the application of pro forma adjustments to the historical financial statements of Zebra and the Enterprise Business appearing elsewhere in this offering memorandum.

The unaudited pro forma combined statement of earnings for the year ended December 31, 2013 gives effect to the Hart Systems acquisition and the Transactions as if they had occurred on January 1, 2013, combines the historical results of Zebra for its year ended December 31, 2013, the historical results of Hart Systems for the period January 1, 2013 through December 17, 2013 and the Enterprise Business for its year ended December 31, 2013, and reflects pro forma adjustments that are expected to have a continuing impact on the combined results. The historical results of Zebra were derived from its audited consolidated statement of earnings included in its Annual Report on Form 10-K for the year ended December 31, 2013 and included herein. The historical results of the Enterprise Business were derived from its audited carve-out statement of operations for its year ended December 31, 2013 included herein.

The unaudited pro forma combined statement of earnings for the six-month period ended June 29, 2013 gives effect to the Hart Systems acquisition and the Transactions as if they had occurred on January 1, 2013, combines the historical results of Zebra, Hart Systems and the Enterprise Business for the six-month period ended June 29, 2013, and reflects pro forma adjustments that are expected to have a continuing impact on the combined results. The unaudited pro forma combined statement of earnings for the six-month period ended June 28, 2014 gives effect to the Transactions as if they had occurred on January 1, 2013, combines the historical results of Zebra and the Enterprise Business for the six-month period ended June 28, 2014, and reflects pro forma adjustments that are expected to have a continuing impact on the combined results. The historical results of Zebra were derived from its unaudited consolidated statements of earnings (loss) included in its Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2014 and included herein. The historical results of the Enterprise Business were derived from its unaudited carve-out statements of operations for the six months ended June 28, 2014 included herein.

We derived the unaudited pro forma combined statement of earnings for the twelve months ended June 28, 2014 set forth below by adding our unaudited pro forma combined statement of earnings data for the year ended December 31, 2013 and the six months ended June 28, 2014 and subtracting our unaudited pro forma combined statement of earnings data for the six months ended June 29, 2013.

The unaudited pro forma combined balance sheet data at June 28, 2014 gives effect to the Transactions as if they occurred on such date and combines the historical balance sheets of Zebra and the Enterprise Business as of June 28, 2014. The Zebra balance sheet information was derived from its unaudited consolidated balance sheet included in its Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2014 and included herein. The Enterprise Business balance sheet information was derived from its unaudited carve-out balance sheet as of June 28, 2014 included herein.

The unaudited pro forma combined financial statements have been prepared by Zebra’s management for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Zebra and the Enterprise Business been a combined company during the periods presented. The pro forma adjustments are based on the preliminary assumptions and information available at the time of the preparation of this offering memorandum. The unaudited pro forma combined statements of earnings exclude certain non-recurring charges that have been or will be incurred in connection with the Transactions, including (1) certain expenses related to the Transactions, including investment banker and professional fees of both Zebra and the Enterprise Business, and (2) the write-off of bridge commitment fees that we will incur in connection with the consummation of the Transactions. We would expect to record an expense in the second half of fiscal 2014 to reflect these charges, which, in the aggregate, we estimate will be approximately $36.2 million. This expense excludes the estimated original issue discount on the Term Loan and fees associated with the issuance of debt which are capitalized on the unaudited pro forma combined balance sheet.

The summary unaudited pro forma data should be read in conjunction with the information contained in “Capitalization,” “Unaudited Pro Forma Combined Financial Data,” “Supplemental Unaudited Pro Forma Combined Financial Data,” “Selected Consolidated Historical Financial and Other Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included herein, the historical consolidated financial statements of Zebra included in its Annual Report on Form 10-K for the year ended December 31, 2013 and included herein, the historical unaudited consolidated financial statements of Zebra included in its Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2014 and included herein, the historical audited carve-out financial statements of the Enterprise Business for the year ended December 31, 2013 included herein and the historical unaudited carve-out financial statements of the Enterprise Business for the six months ended June 28, 2014 and June 29, 2013 included herein. The summary unaudited pro forma financial data does not purport to represent what the results of operations, balance sheet data or financial information of Zebra and the Enterprise Business would have been if the Transactions had occurred as of the dates indicated or what such results will be for any future periods.

	Pro Forma Combined
	Twelve months ended December 31, 2013	Six months ended June 28, 2014	Six months ended June 29, 2013	Twelve months ended June 28, 2014
	(in millions)
	(unaudited)
Net sales:
Net sales of tangible products	$3,004.7	$1,420.5	$1,433.7	$2,991.5
Revenue from services and software	504.9	274.2	242.2	536.9

Total net sales	3,509.6	1,694.7	1,675.9	3,528.4

Cost of sales:
Cost of sales of tangible products	1,539.2	717.2	731.7	1,524.7
Cost of services and software	320.4	166.9	161.0	326.3

Total cost of sales	1,859.6	884.1	892.7	1,851.0

Gross profit	1,650.0	810.6	783.2	1,677.4

Operating expenses:
Selling and marketing	552.9	275.2	291.4	536.7
Research and development	380.3	181.7	189.2	372.8
General and administrative	316.1	147.3	155.6	307.8
Amortization of intangible assets	302.4	113.6	150.7	265.3
Acquisition and integration costs	3.3	20.2	1.1	22.4
Exit and restructuring costs	52.9	17.6	17.0	53.5
Total operating expenses	1,607.9	755.6	805.0	1,558.5

Operating income	42.1	55.0	(21.8)	118.9

Other income (loss):
Interest expense, net	(166.3)	(82.2)	(84.0)	(164.5)
Investment income	5.7	0.9	1.3	5.3
Foreign exchange income (loss)	(5.5)	(1.2)	1.4	(8.1)
Loss on forward interest rate swap	—	(2.4)	—	(2.4)
Other, net	(0.3)	(2.9)	(0.5)	(2.7)

Total other income (loss)	(166.4)	(87.8)	(81.8)	(172.4)

Income (loss) from continuing operations before income taxes	(124.3)	(32.8)	(103.6)	(53.5)

Income taxes	(81.9)	(26.4)	(55.1)	(53.2)

Income (loss) from continuing operations	$(42.4)	$(6.4)	$(48.5)	$(0.3)

Other Financial Data:
Adjusted EBITDA(1)				$643.1
Cash interest expense(2)				$155.4
Ratio of total debt to Adjusted EBITDA				5.0	x
Ratio of net debt to Adjusted EBITDA(3)				4.7	x
Ratio of Adjusted EBITDA to cash interest expense				4.1	x

Unaudited Pro Forma As of June 28, 2014
(in millions)
Consolidated Balance Sheet Data (at end of period):
Cash and cash equivalents, restricted cash and current investments marketable securities	$199.5
Working capital(4)	688.0
Total assets	5,439.1
Total debt(5)	3,230.0
Long-term obligations(6)	167.7
Stockholders’ equity	1,011.3

(1)	Adjusted EBITDA is a non-GAAP financial measure. This measurement should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We define Adjusted EBITDA as earnings before net interest expense, income tax expense, depreciation and amortization, other non-operating activity (excluding net interest expense), exit and restructuring costs, equity-based compensation expense, acquisition-related adjustments and asset impairment charges. All of the omitted items are either (i) non-cash items or (ii) items that we do not consider in assessing our on-going operating performance. Because it omits non-cash items, we feel that Adjusted EBITDA is less susceptible to variances in actual performance resulting from depreciation, amortization and other noncash charges and more reflective of other factors that affect our operating performance. Because it omits the other items, we believe Adjusted EBITDA is also more reflective of our on-going operating performance. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because:

•	securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities; and

•	it is used by our management for internal planning purposes, including aspects of our combined operating budget and capital expenditures.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, working capital;

•	it does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt;

•	it does not reflect payments made or future requirements for income taxes;

•	it adjusts for restructuring (reversals) charges, gains on receipt of property, plant equipment, asset impairment charges and stock compensation expense factors that we do not consider indicative of future performance;

•	although it reflects adjustments for factors that we do not consider indicative of future performance, we may, in the future, incur expenses similar to the adjustments reflected in our calculation of Adjusted EBITDA in this offering memorandum; and

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect cash requirements for such replacements.

Investors are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. The following table presents a reconciliation from net income to Adjusted EBITDA:

Unaudited Pro Forma Twelve Months Ended June 28, 2014
(in millions)
Net income	$(0.3)
Interest expense, net	164.5
Income taxes	(53.2)
Depreciation and amortization	338.6
Other income(a)	7.9
Exit and restructuring costs(b)	53.5
Equity-based compensation expense	59.7
Acquisition-related costs(c)	22.4
Estimated acquisition-related cost savings(d)	50.0

Adjusted EBITDA	$643.1

(a)	Includes investment income of $5.3 million, foreign exchange loss of $8.1 million, loss on forward interest rate swap of $2.4 million, and other, net of $2.7 million.
(b)	Exit and restructuring costs primarily relate to the restructuring of the Location Solutions business management structure.
(c)	Acquisition costs are related to investigated and completed acquisitions and integration activities during the period.
(d)	Represents certain estimated acquisition-related cost savings in overhead and head count that are expected to result in a positive annualized effect on EBITDA when compared to recent operating history of the separate companies. These amounts are estimated for the twelve months ended June 28, 2014 on a pro forma basis as if the Transactions had occurred on June 30, 2013. We expect the majority of these savings to result from sales and marketing and cost of sales/overhead, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Management’s Discussion and Analysis of Financial Condition and Results of Operations of Zebra—Effects of the Transactions—Potential Acquisition-Related Cost Savings.” However, amounts shown have not been adjusted to reflect additional expenses that we expect to incur in future periods, including $150.0 million of estimated integration costs. We also expect to incur expenses related to merging the information technology systems of Zebra and the Enterprise Business. In addition, while we believe the estimated cash expenses will not recur in future periods after implementation of these cost-saving measures, there can be no assurance that we will not incur other expenses similar to these cash expenses in future periods. Actual cost savings, the costs required to realize the cost savings and the source of the cost savings could differ materially from our estimates, and we cannot assure you that we will achieve the full amount of cost savings on the schedule anticipated or at all. See “Risk Factors—Risks Related to the Acquisition—We may be unable to effectively integrate the Enterprise Business into our existing business after the Acquisition” and “—We may be unable to realize the expected growth opportunities and cost savings from the Acquisition.” Accordingly, you should not view the presentation above as a projection of our Adjusted EBITDA in any period and should not place undue reliance on our cost savings estimates.
(2)	Cash interest expense is interest expense excluding amortization of deferred financing fees.
(3)	Net debt is defined as total debt, net of OID, less the amount of cash and cash equivalents, restricted cash and current investments and marketable securities.
(4)	Calculated as current assets minus current liabilities.
(5)	Total debt is total debt, net of OID.
(6)	Long-term obligations include deferred compensation, unearned revenue and other long-term liabilities.

SUMMARY HISTORICAL FINANCIAL DATA OF ZEBRA

The following table sets forth the summary historical financial data of Zebra as of and for the periods indicated. We have derived the summary historical consolidated financial data as of December 31, 2013 and for each of the three years in the period ended December 31, 2013 from the audited consolidated financial statements of Zebra for such years. We have derived the summary historical consolidated financial data as of June 28, 2014 and for the six months ended June 29, 2013 and June 28, 2014 from the unaudited consolidated financial statements of Zebra for such periods, which contain all adjustments, consisting of normal recurring adjustments, that management considers necessary for a fair presentation of our financial position and results of operations for the periods presented. We derived the summary historical financial data for the twelve months ended June 28, 2014 by adding the financial data for the fiscal year ended December 31, 2013 and the six months ended June 28, 2014, and subtracting the financial data for the six months ended June 29, 2013. Operating results for the six month and twelve month periods are not necessarily indicative of results for a full fiscal year, or any other periods. The audited consolidated financial statements as of December 31, 2012 and 2013 and for each of the three years in the period ended December 31, 2013 and the unaudited consolidated financial statements as of June 28, 2014 and for the six months ended June 28, 2014 of Zebra have been included in this offering memorandum.

This summary historical financial data of the Zebra, is qualified in its entirety by reference to, and should be read in conjunction with, the information contained in “Capitalization,” “Selected Consolidated Historical Financial and Other Data,” “Unaudited Pro Forma Combined Financial Data,” “Supplemental Unaudited Pro Forma Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included herein, as well as the audited consolidated financial statements of Zebra for the year ended December 31, 2013 and the unaudited consolidated financial statements of Zebra for the six months ended June 28, 2014 and June 29, 2013, in each case included elsewhere in this offering memorandum.

	Year Ended December 31,			Six Months Ended June		Twelve Months Ended June 28, 2014
	2011	2012	2013	29, 2013	28, 2014
	(in thousands)
Consolidated Statements of Earnings Data:
Net sales:
Net sales of tangible products	$936,282	$948,227	$984,532	$465,030	$531,941	$1,051,443
Revenue from services and software	47,206	47,941	53,627	25,067	44,748	73,308

Total net sales	983,488	996,168	1,038,159	490,097	576,689	1,124,751

Cost of sales:
Cost of sales of tangible products	469,834	479,633	507,513	242,775	267,411	532,149
Cost of services and software	26,885	24,891	27,036	13,350	19,171	32,857

Total cost of sales	496,719	504,524	534,549	256,125	286,582	565,006

Gross profit	486,769	491,644	503,610	233,972	290,107	559,745

Operating expenses:
Selling and marketing	127,797	129,906	138,020	67,345	71,171	141,846
Research and development	89,926	87,364	91,147	45,059	46,567	92,655
General and administrative	81,345	92,167	96,216	49,329	54,712	101,599
Amortization of intangible assets	3,320	4,673	7,383	3,726	5,339	8,996
Acquisition and integration costs	304	3,109	4,690	1,100	25,291	28,881
Litigation settlement	—	—	—	—	—	—
Exit and restructuring costs	2,041	960	5,890	2,996	554	3,448
Asset impairment charge	—	9,114	—	—	—	—

Total operating expenses	304,733	327,293	343,346	169,555	203,634	377,425

Operating income	182,036	164,351	160,264	64,417	86,473	182,320

	Year Ended December 31,			Six Months Ended June		Twelve Months Ended June 28, 2014
	2011	2012	2013	29, 2013	28, 2014
	(in thousands)
Other income (loss):
Investment income	1,944	2,485	2,366	1,150	800	2,016
Foreign exchange loss	(2,006)	(941)	(524)	(560)	(249)	(213)
Loss on forward interest rate swap	—	—	—	—	(2,433)	(2,433)
Other, net	(2,255)	(1,721)	1,721	1,473	(49)	199

Total other income (loss)	(2,317)	(177)	3,563	2,063	(1,931)	(431)

Income from continuing operations before income taxes	179,719	164,174	163,827	66,480	84,542	181,889
Income taxes	49,376	42,277	29,602	12,380	15,379	32,601

Income from continuing operations	130,343	121,897	134,225	54,100	69,163	149,288
Income from discontinued operations, net of tax	44,300	1,007	133	8	—	125

Net income	$174,643	$122,904	$134,358	$54,108	$69,163	$149,413

Other Financial Data:
Cash provided by (used in):
Operating activities	$78,308	$183,331	$194,766	$91,056	$109,913	$213,623
Investing activities	53,220	(105,535)	(153,149)	(79,407)	(113,942)	(187,684)
Financing activities	(145,799)	(49,434)	(44,173)	(20,732)	11,658	(11,783)
Capital expenditures	26,918	22,443	20,211	8,547	7,962	19,626
Adjusted EBITDA(1)	222,476	218,438	216,063	90,429	137,524	263,158

	As of December 31,			As of June
	2011	2012	2013	29, 2013	28, 2014
	(in thousands)
Consolidated Balance Sheet Data (at end of period):
Cash and cash equivalents, restricted cash, investments and marketable securities (current and long-term)	$326,695	$394,075	$415,795	$454,038	$528,581
Working capital(2)	475,899	615,649	635,049	660,792	735,969
Total assets	899,006	967,748	1,119,812	1,018,555	1,218,969
Total debt	—	—	—	—	—
Long-term obligations(3)	11,515	14,229	15,477	17,285	17,674
Stockholders’ equity	776,925	857,002	958,658	896,579	1,048,062

(1)	Adjusted EBITDA is a non-GAAP financial measure. This measurement should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. See note (1) to the table set forth above in the section entitled “Summary Unaudited Pro Forma Financial Data.” The following table presents a reconciliation from net income to Adjusted EBITDA.

	Year Ended December 31,			Six Months Ended June		Twelve Months Ended June 28, 2014
	2011	2012	2013	29, 2013	28, 2014
	(in thousands)

Net income	$174,643	$122,904	$134,358	$54,108	$69,163	$149,413
Interest expense, net	—	—	—	—	—	—
Income taxes	49,376	42,277	29,602	12,380	15,379	32,601
Depreciation and amortization	24,000	26,177	32,110	15,412	18,096	34,794
Income from discontinued operations, net of tax	(44,300)	(1,007)	(133)	(8)	—	(125)
Other income (loss)(a)	2,317	177	(3,563)	(2,063)	1,931	431
Exit and restructuring costs(b)	2,041	960	5,890	2,996	554	3,448
Equity-based compensation expense	14,095	14,727	13,109	6,504	7,110	13,715
Acquisition-related adjustments(c)	304	3,109	4,690	1,100	25,291	28,881
Asset impairment charge	—	9,114	—	—	—	—

Adjusted EBITDA	$222,476	$218,438	$216,063	$90,429	$137,524	$263,158

(a)	Other income (loss) captures all other non-operating activity with the exception of interest expense, net. It includes, if applicable, investment income, foreign exchange income (loss), loss on forward interest rate swap, gains on sale of investments, loss on sale of business, net and other, net.
(b)	In December 2012, Zebra began a plan to restructure its Location Solutions business management structure and announced a project to further optimize its manufacturing operations costs, which includes the consolidation and relocation of support functions. The costs represent the costs related to the restructuring of Location Solutions business management structure, manufacturing operations and relocation of this portion of Zebra’s business from the United States to China and consolidating some activities domestically.
(c)	Acquisition-related adjustments are related to investigated and completed acquisitions and integration activities during the period.

(2)	Calculated as current assets minus current liabilities.
(3)	Long-term obligations include deferred compensation, unearned revenue and other long-term liabilities. See Note 17 Deferred Compensation Plan in the notes to the audited consolidated financial statements of Zebra included elsewhere in this offering memorandum.

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

We derived the unaudited pro forma combined financial statements set forth below by the application of pro forma adjustments to the historical financial statements of Zebra and the Enterprise Business appearing elsewhere in this offering memorandum. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma combined financial information presented below. We have reclassified certain amounts set forth in the historical Enterprise Business carve-out financial statements in order to conform their presentation to those of Zebra.

The unaudited pro forma combined balance sheet at June 28, 2014 gives effect to the Transactions as if they occurred on such date and combines the historical balance sheets of Zebra and the Enterprise Business as of June 28, 2014.

The unaudited pro forma combined statement of earnings for the year ended December 31, 2013 gives effect to the Hart Systems acquisition and the Transactions as if they had occurred on January 1, 2013, combines the historical results of Zebra for its year ended December 31, 2013, the historical results of Hart Systems for the period January 1, 2013 through December 17, 2013 (the day before the Hart Systems acquisition) and the Enterprise Business for its year ended December 31, 2013, and reflects pro forma adjustments that are expected to have a continuing impact on the combined results.

The unaudited pro forma combined statement of earnings for the six-month period ended June 29, 2013 gives effect to the Hart Systems acquisition and the Transactions as if they had occurred on January 1, 2013, combines the historical results of Zebra, Hart Systems and the Enterprise Business for the six-month period ended June 29, 2013, and reflects pro forma adjustments that are expected to have a continuing impact on the combined results. The unaudited pro forma combined statement of earnings for the six-month period ended June 28, 2014 gives effect to the Transactions as if they had occurred on January 1, 2013, combines the historical results of Zebra and the Enterprise Business for the six-month period ended June 28, 2014, and reflects pro forma adjustments that are expected to have a continuing impact on the combined results.

The Enterprise Business was not operating as a separate legal entity within MSI. Accordingly, its financial statements have been prepared on a carve-out basis. The carve-out financial statements have been derived from the consolidated financial statements and accounting records of MSI, using the historical results of operations and historical bases of assets and liabilities of the Enterprise Business’ businesses. The carve-out financial statements also include allocations of certain MSI-shared expenses. MSI management believes the assumptions and methodologies underlying the allocation of shared expenses from MSI are reasonable in depicting the Enterprise Business as a separate, stand-alone business; however, such expenses may not be indicative of the actual level of expense that would have been incurred by the Enterprise Business if it had operated as an independent company or of the costs expected to be incurred in the future. As such, the carve-out financial statements included in this offering memorandum may not necessarily reflect the Enterprise Business’ results of operations, financial position or cash flows in the future or what its results of operations, financial position or cash flows would have been had the Enterprise Business been a stand-alone entity during the periods presented. We have not made any adjustments in these unaudited pro forma combined financial statements with respect to these allocated expenses.

The unaudited pro forma combined financial statements have been prepared by Zebra management for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Zebra and the Enterprise Business been a combined company during the specified periods. The pro forma adjustments are based on the preliminary assumptions and information available at the time of the preparation of this document. The unaudited pro forma combined statements of earnings exclude certain non-recurring charges that have been or will be incurred in connection with the Transactions, including (1) certain expenses related to the Transactions, including investment banker and professional fees of both Zebra and the Enterprise Business, and (2) the write-off of bridge commitment fees that we will incur in connection with the consummation of the Transactions. We would expect to record an expense in the second half of 2014 to reflect these charges, which, in the aggregate, we estimate will be approximately $132.0 million. This expense excludes the estimated OID on the Term Loan and fees associated with the issuance of debt which are capitalized on the unaudited pro forma combined balance sheet.

The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the information contained in “Capitalization,” “Selected Consolidated Historical Financial and Other Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included herein, the historical consolidated financial statements of Zebra included in its Annual Report on Form 10-K for the year ended December 31, 2013 and included herein, the historical unaudited consolidated financial statements of Zebra included in its Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2014 and included herein, the historical audited carve-out financial statements of the Enterprise Business for the year ended December 31, 2013 included herein and the historical unaudited carve-out financial statements of the Enterprise Business for the six months ended June 28, 2014 included herein. The unaudited pro forma combined financial statements do not purport to represent what the results of operations, balance sheet data or financial information of Zebra and the Enterprise Business would have been if the Transactions had occurred as of the dates indicated or what such results will be for any future periods.

The unaudited pro forma combined financial statements have been prepared giving effect to the Enterprise Business acquisition in a transaction to be accounted for as a purchase, in accordance with ASC Topic No. 805, Business Combinations (formerly SFAS No. 141(R)), with Zebra considered to be the acquiror. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma combined financial statements, is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the Acquisition, based on their estimated fair values as of the completion of the Acquisition.

For purposes of these unaudited pro forma combined financial statements, management has made a preliminary allocation of the estimated purchase price of the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates of their fair value, as described in Note 2 to these unaudited pro forma combined financial statements. A final determination of the estimated fair values, which cannot be made prior to the completion of the Acquisition, will be based on the actual net tangible and intangible assets of the Enterprise Business that exist as of the date of completion of the Acquisition. The actual amounts recorded as of the completion of the Acquisition may differ materially from the information presented in these unaudited pro forma combined financial statements. In addition to the completion of the final valuation, the impact of future integration activities, the timing of completion of the Acquisition and other changes in the Enterprise Business’ net tangible and intangible assets that occur prior to the completion of the Acquisition could cause material differences in the information presented.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of June 28, 2014

(in millions)

	Zebra Technologies Corporation	Enterprise Business (Note 3)	Enterprise Business pro forma adjustments (Note 5)		Pro forma combined
ASSETS
Current assets:
Cash and cash equivalents	$70.3	$—	$3,230.0	(a)	$199.5
			(106.4)	(b)
			455.6	(c)
			(3,450.0)	(d)
Investments and marketable securities	455.6	—	(455.6)	(c)	—
Accounts receivable, net	165.4	468.0	(1.2)	(e)	632.2
Inventories, net	126.1	215.0	23.0	(g)	364.1
Deferred income taxes	19.8	135.0	—		154.8
Income tax receivable	8.9	6.0	—		14.9
Prepaid expenses and other current assets	13.1	128.0	(91.0)	(g)	49.6
			(0.5)	(h)

Total current assets	859.2	952.0	(396.1)		1,415.1
Property and equipment at cost, less accumulated depreciation and amortization	107.1	94.0	9.0	(g)	210.1
Long-term deferred income taxes	—	125.0	—		125.0
Goodwill	155.8	1,151.0	(1,151.0)	(f)	2,515.8
			2,360.0	(i)
Other intangibles, net	63.6	77.0	883.0	(g)	1,023.6
Other assets	33.3	46.0	70.2	(b)	149.5

Total assets	$1,219.0	$2,445.0	$1,775.1		$5,439.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31.8	$200.0	$(1.2)	(e)	$230.6
Current portion of long-term debt	—	—	12.0	(a)	12.0
Accrued liabilities	65.5	205.0	—		270.5
Deferred revenue	16.9	447.0	(264.0)	(g)	199.9
Income taxes payable	9.1	5.0	—		14.1

Total current liabilities	123.3	857.0	(253.2)		727.1
Long-term debt, less current portion	—	—	3,218.0	(a)	3,218.0
Long-term deferred tax liability	28.5	15.0	270.0	(g)	313.5
Deferred rent	1.5	—	—		1.5
Other long-term liabilities	17.7	166.0	(16.0)	(g)	167.7

Total liabilities	171.0	1,038.0	3,218.8		4,427.8
Stockholders’ equity:
Class A Common Stock	0.7	—	—		0.7
Additional paid-in capital	149.5	—	—		149.5
Treasury stock	(666.1)	—	—		(666.1)
Retained earnings	1,572.0	1,394.0	(1,394.0)	(f)	1,536.0
			(36.2)	(b)
			0.7	(c)
			(0.5)	(h)
Accumulated other comprehensive (loss)/income	(8.1)	13.0	(13.0)	(f)	(8.8)
			(0.7)	(c)

Total stockholders’ equity	1,048.0	1,407.0	(1,443.7)		1,011.3

Total liabilities and stockholders’ equity	$1,219.0	$2,445.0	$1,775.1		$5,439.1

See accompanying notes to the unaudited pro forma combined financial information.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

For the year ended December 31, 2013

(in millions, except per share data)

	Historical			Historical
	Zebra Technologies Corporation	Hart Systems pro forma adjustments (Note 4)	Pro forma combined Zebra Technologies Corporation and Hart Systems	Enterprise Business (Note 3)	Enterprise Business pro forma adjustments (Note 6)			Pro forma combined
Net sales:
Net sales of tangible products	$984.5	$—	$984.5	$2,021.0	$(0.8)	(a	)	$3,004.7
Revenue from services and software	53.6	21.9	75.5	459.0	(0.9)	(a	)	504.9
					(28.7)	(e	)

Total net sales	1,038.1	21.9	1,060.0	2,480.0	(30.4)			3,509.6

Cost of sales:
Cost of sales of tangible products	507.5	—	507.5	1,032.0	(0.8)	(a	)	1,539.2
					0.5	(f	)
Cost of services and software	27.0	5.3	32.3	289.0	(0.9)	(a	)	320.4

Total cost of sales	534.5	5.3	539.8	1,321.0	(1.2)			1,859.6

Gross profit	503.6	16.6	520.2	1,159.0	29.2			1,650.0

Operating expenses:
Selling and marketing	138.0	1.9	139.9	413.0	—			552.9
Research and development	91.1	—	91.1	289.0	0.2	(f	)	380.3
General and administrative	96.2	6.8	103.0	212.0	1.1	(f	)	316.1
Amortization of intangible assets	7.4	3.4	10.8	25.0	266.6	(g	)	302.4
Acquisition and integration costs	4.7	(0.9)	3.8	—	(0.5)	(b	)	3.3
Exit and restructuring costs	5.9	—	5.9	47.0	—			52.9

Total operating expenses	343.3	11.2	354.5	986.0	267.4			1,607.9

Operating income (loss)	160.3	5.4	165.7	173.0	(296.6)			42.1

Other income (loss):
Interest expense, net	—	—	—	(24.0)	28.0	(c	)	(166.3)
					(170.3)	(d	)
Investment income	2.4	—	2.4	3.0	0.3	(h	)	5.7
Foreign exchange income (loss)	(0.5)	—	(0.5)	(5.0)	—			(5.5)
Other, net	1.7	—	1.7	(2.0)	—			(0.3)

Total other income (loss)	3.6	—	3.6	(28.0)	(142.0)			(166.4)

Income (loss) from continuing operations before income taxes	163.9	5.4	169.3	145.0	(438.6)			(124.3)

Income taxes	29.6	1.9	31.5	50.0	(163.4)	(i	)	(81.9)

Income (loss) from continuing operations	$134.3	$3.5	$137.8	$95.0	$(275.2)			$(42.4)

Basic earnings per share:
Income from continuing operations	$2.65							$(0.84)	(j	)
Diluted earnings per share:
Income from continuing operations	$2.63							$(0.84)	(j	)
Basic weighted average shares outstanding	50,693							50,693	(j	)
Diluted weighted average shares outstanding	51,063							50,693	(j	)

See accompanying notes to the unaudited pro forma combined financial information.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

For the six months ended June 29, 2013

(in millions, except per share data)

	Historical			Historical
	Zebra Technologies Corporation	Hart Systems pro forma adjustments (Note 4)	Pro forma combined Zebra Technologies Corporation and Hart Systems	Enterprise Business (Note 3)	Enterprise Business pro forma adjustments (Note 7)			Pro forma combined
Net sales:
Net sales of tangible products	$465.0	$—	$465.0	$969.0	$(0.3)	(a	)	$1,433.7
Revenue from services and software	25.1	15.0	40.1	226.0	(0.5)	(a	)	242.2
					(23.4)	(d	)

Total net sales	490.1	15.0	505.1	1,195.0	(24.2)			1,675.9

Cost of sales:
Cost of sales of tangible products	242.8	—	242.8	489.0	(0.3)	(a	)	731.7
					0.2	(e	)
Cost of services and software	13.4	3.1	16.5	145.0	(0.5)	(a	)	161.0

Total cost of sales	256.2	3.1	259.3	634.0	(0.6)			892.7

Gross profit	233.9	11.9	245.8	561.0	(23.6)			783.2

Operating expenses:
Selling and marketing	67.3	1.1	68.4	223.0	—			291.4
Research and development	45.1	—	45.1	144.0	0.1	(e	)	189.2
General and administrative	49.3	3.7	53.0	102.0	0.6	(e	)	155.6
Amortization of intangible assets	3.7	1.7	5.4	12.0	133.3	(f	)	150.7
Acquisition and integration costs	1.1	—	1.1	—	—			1.1
Exit and restructuring costs	3.0	—	3.0	14.0	—			17.0

Total operating expenses	169.5	6.5	176.0	495.0	134.0			805.0

Operating income (loss)	64.4	5.4	69.8	66.0	(157.6)			(21.8)

Other income (loss):
Interest expense, net	—	—	—	(12.0)	14.0	(b	)	(84.0)
					(86.0)	(c	)
Investment income	1.2	—	1.2	—	0.1	(g	)	1.3
Foreign exchange income (loss)	(0.6)	—	(0.6)	2.0	—			1.4
Other, net	1.5	—	1.5	(2.0)	—			(0.5)

Total other income (loss)	2.1	—	2.1	(12.0)	(71.9)			(81.8)

Income (loss) from continuing operations before income taxes	66.5	5.4	71.9	54.0	(229.5)			(103.6)

Income taxes	12.4	2.0	14.4	16.0	(85.5)	(h	)	(55.1)

Income (loss) from continuing operations	$54.1	$3.4	$57.5	$38.0	$(144.0)			$(48.5)

Basic earnings per share:
Income from continuing operations	$1.06							$(0.95)	(i	)
Diluted earnings per share:
Income from continuing operations	$1.05							$(0.95)	(i	)
Basic weighted average shares outstanding	50,929							50,929	(i	)
Diluted weighted average shares outstanding	51,310							50,929	(i	)

See accompanying notes to the unaudited pro forma combined financial information.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

For the six months ended June 28, 2014

(in millions, except per share data)

	Historical		Enterprise Business pro forma adjustments (Note 8)			Pro forma combined
	Zebra Technologies Corporation	Enterprise Business (Note 3)
Net sales:
Net sales of tangible products	$531.9	$890.0	$(1.4)	(a	)	$1,420.5
Revenue from services and software	44.7	235.0	(0.3)	(a	)	274.2
			(5.2)	(f	)

Total net sales	576.6	1,125.0	(6.9)			1,694.7

Cost of sales:
Cost of sales of tangible products	267.4	451.0	(1.4)	(a	)	717.2
			0.2	(g	)
Cost of services and software	19.2	148.0	(0.3)	(a	)	166.9

Total cost of sales	286.6	599.0	(1.5)			884.1

Gross profit	290.0	526.0	(5.4)			810.6

Operating expenses:
Selling and marketing	71.2	204.0	—			275.2
Research and development	46.6	135.0	0.1	(g	)	181.7
General and administrative	54.7	92.0	0.6	(g	)	147.3
Amortization of intangible assets	5.3	10.0	98.3	(h	)	113.6
Acquisition and integration costs	25.3	6.0	(11.1)	(b	)	20.2
Exit and restructuring costs	0.6	17.0	—			17.6
Asset impairment charge	—	2.0	(2.0)	(c	)	—

Total operating expenses	203.7	466.0	85.9			755.6

Operating income (loss)	86.3	60.0	(91.3)			55.0

Other income (loss):
Interest expense, net	—	(12.0)	14.0	(d	)	(82.2)
			(84.2)	(e	)
Investment income	0.8	—	0.1	(i	)	0.9
Foreign exchange income (loss)	(0.2)	(1.0)	—			(1.2)
Loss on forward interest rate swap	(2.4)	—	—			(2.4)
Other, net	—	(4.0)	1.1	(c	)	(2.9)

Total other income (loss)	(1.8)	(17.0)	(69.0)			(87.8)

Income (loss) from continuing operations before income taxes	84.5	43.0	(160.3)			(32.8)

Income taxes	15.4	18.0	(59.8)	(j	)	(26.4)

Income (loss) from continuing operations	$69.1	$25.0	$(100.5)			$(6.4)

Basic earnings per share:
Income from continuing operations	$1.37					$(0.13)	(k	)
Diluted earnings per share:						$(0.13)	(k	)
Income from continuing operations	$1.35
Basic weighted average shares outstanding	50,509					50,509	(k	)
Diluted weighted average shares outstanding	51,129					50,509	(k	)

See accompanying notes to the unaudited pro forma combined financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 - Transactions overview and basis of preparation

On April 14, 2014, we entered into the Acquisition Agreements with MSI pursuant to which we agreed to acquire the Enterprise Business. Certain assets historically associated with the Enterprise Business will be retained by MSI, including MSI’s iDEN infrastructure business, and other assets and certain liabilities as specified in the definitive agreement. The Acquisition is structured as a combination of stock and asset sales and a merger of certain U.S. entities. Upon the closing of the Acquisition, we will pay MSI an aggregate of $3.45 billion in cash. The cash purchase price is subject to certain adjustments set forth in the Master Acquisition Agreement based on estimated and actual cash and working capital of the Enterprise Business at closing. In addition, we will assume certain liabilities related to the Enterprise Business under the terms of the Acquisition Agreements. The consummation of this offering is not conditioned upon the concurrent closing of the Acquisition. Since the Acquisition will not close concurrently with the closing of this offering, we expect the gross proceeds of this offering will be deposited into the escrow account pursuant to the escrow agreement and pledged as collateral for the benefit of the noteholders.

We intend to finance the Acquisition and pay related fees, commissions and expenses associated therewith with a combination of cash on hand of approximately $332.0 million, borrowings of $2.0 billion under the Term Loan and the issuance of the notes offered hereby. The New Revolving Credit Facility will provide for aggregate borrowings of up to $250.0 million.

The following table illustrates the estimated sources and uses of funds for the Transactions assuming they were completed as of June 28, 2014. Actual amounts could vary from estimated amounts depending on several factors, including changes in the cash purchase price for the Transactions based on any change in the amount of estimated cash of the Enterprise Business at closing and changes in our actual amount of expenses related to the Transactions.

Sources of Funds		Uses of Funds
(dollars in millions)
Cash and cash equivalents and short term investments and marketable securities(1)	$332.0	Cash purchase price(2)(3)	$3,450.0
New Revolving Credit Facility(3)	—	Estimated fees and expenses(4)	132.0
Term Loan	2,000.0
Notes offered hereby	1,250.0

Total sources of funds	$3,582.0	Total uses of funds	$3,582.0

(1)	As of June 28, 2014, Zebra had cash and cash equivalents of $70.3 million and $455.6 million of short-term investments and marketable securities.
(2)	Although the cash purchase price is subject to certain adjustments set forth in the Master Acquisition Agreement based on estimated and actual cash and working capital of the Enterprise Business at the closing of the Acquisition, the cash purchase price set forth above does not include any such adjustments.
(3)	The New Revolving Credit Facility will provide for aggregate borrowings of up to $250.0 million. The New Revolving Credit Facility is expected to be undrawn at the closing of the Transactions. If necessary, we intend to use borrowings under the New Revolving Credit Facility at closing to pay any increase in the cash purchase price as a result of the cash adjustment at closing. See “Description of Certain Other Indebtedness—New Revolving Credit Facility.”
(4)	Reflects estimated fees and expenses associated with the Transactions, including the OID on the Term Loan, commitment, placement and other financing fees, financial advisory costs and other transaction costs and professional fees. We expect any fees and expenses in excess of this estimate to be paid using borrowings under our New Revolving Credit Facility.

The unaudited pro forma financial information included herein was prepared in accordance with GAAP and derived from Zebra’s historical financial statements, the carve-out Enterprise Business financial statements and Hart System’s financial reporting systems and is based on certain assumptions that we believe to be reasonable as described in these notes.

The unaudited pro forma combined financial information is not intended to represent or be indicative of what the combined company’s financial position or results of operations actually would have been had the Acquisition been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma combined statements of earnings do not include the impact of any revenue, cost or other operating synergies that may result from the acquisition of Enterprise Business or any related one-time transaction costs.

Note 2 - Preliminary allocation of consideration transferred to the net assets acquired

The preliminary consideration and allocation of the purchase price to the fair value of Enterprise Business’ tangible and intangible assets acquired and liabilities assuming the Acquisition occurred June 28, 2014, are as follows (in millions):

Cash consideration transferred to acquire Enterprise Business	$3,450.0

Less fair value of identifiable assets acquired and liabilities assumed:
Total current assets	$884.0
Property and equipment at cost, less accumulated depreciation and amortization	103.0
Other intangibles, net	960.0
Long-term deferred income taxes	125.0
Other assets	46.0
Less: Total current liabilities	(593.0)
Less: Total long-term liabilities	(435.0)

Fair value of identifiable assets acquired and liabilities assumed	$1,090.0

Goodwill	$2,360.0

The consideration transferred and the allocation of the purchase price are preliminary. The consideration transferred will take into account certain adjustments set forth in the Master Acquisition Agreement based on estimated and actual cash and working capital of the Enterprise Business at closing. The allocation of the purchase price will be determined upon the Acquisition closing date and will be based on the fair values of the assets acquired, including the fair values of the acquired intangible assets, and the liabilities assumed. The excess of the purchase price over the fair value of assets and liabilities acquired is allocated to goodwill. Refer to Note 5 for the impact of fair value adjustments on the unaudited pro forma combined balance sheet as of June 28, 2014, and refer to Notes 6, 7 and 8 for the impact of fair value adjustments on the unaudited pro forma combined statement of earnings for the year ended December 31, 2013 and for the six months ended June 29, 2013 and June 28, 2014, respectively.

The purchase price allocation will remain preliminary until Zebra completes a third-party valuation of significant identifiable intangible assets acquired and determines the fair value of other assets acquired and liabilities assumed. The final determination of the purchase price allocation is expected to be completed as soon as practicable after consummation of the Acquisition. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in these unaudited pro forma combined financial statements.

Note 3 - Reclassification of Enterprise Business’ historical carve-out financial information

The following table reclassifies Enterprise Business’ historical carve-out financial statements to Zebra’s presentation of the balance sheet. The third column, Enterprise Business, is used in the unaudited pro forma combined balance sheet.

Condensed Balance Sheet as of June 28, 2014

(in millions)	Enterprise Business historical carve-out financial statements	Reclassifications		Enterprise Business
Assets
Current assets:
Accounts receivable, net	468.0	—		468.0
Inventories, net	215.0	—		215.0
Deferred income taxes	135.0	—		135.0
Income tax receivable	—	6.0	(a)	6.0
Prepaid expenses and other current assets	134.0	(6.0	)(a)	128.0

Total current assets	952.0	—		952.0
Property and equipment at cost, less accumulated depreciation and amortization	94.0	—		94.0
Long-term deferred income taxes	125.0	—		125.0
Goodwill	1,151.0	—		1,151.0
Other intangibles, net	—	77.0	(b)	77.0
Other assets	123.0	(77.0	)(b)	46.0

Total assets	$2,445.0	$—		$2,445.0

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$178.0	$22.0	(c)	$200.0
Accrued liabilities	679.0	(452.0	)(d)	205.0
		(22.0	)(c)
Deferred revenue	—	447.0	(d)	447.0
Income taxes payable	—	5.0	(d)	5.0

Total current liabilities	857.0	—		857.0
Long-term deferred tax liability	—	15.0	(e)	15.0
Other long-term liabilities	181.0	(15.0	)(e)	166.0

Total liabilities	1,038.0	—		1,038.0

Stockholders’ equity:
Retained earnings	—	1,394.0	(f)	1,394.0
Accumulated other comprehensive income	13.0	—		13.0
MSI’s net investment	1,394.0	(1,394.0	)(f)	—

Total stockholders’ equity	1,407.0	—		1,407.0

Total liabilities and stockholders’ equity	$2,445.0	$—		$2,445.0

(a)	To separately classify $6.0 million of income tax receivable from Prepaid expenses and other current assets to Income tax receivable.
(b)	To reclassify $77.0 million of intangible assets from Other assets to Other intangibles, net.
(c)	To reclassify $22.0 million of other trade liabilities from Accrued liabilities to Accounts payable.
(d)	To separately classify $447.0 million of deferred revenue and $5.0 million of income taxes payable from Accrued liabilities to their own respective line items.
(e)	To separately classify $15.0 million of deferred tax liability from Other long-term liabilities to Long-term deferred tax liability.
(f)	To reclassify $1,394.0 million of equity in Enterprise Business from MSI’s net investment to Retained earnings.

The following tables reclassify Enterprise Business’ historical carve-out financial statements to conform to Zebra’s presentation of the statement of earnings. The third column of each table, Enterprise Business, is used in the unaudited pro forma combined statement of earnings.

Condensed Statement of Earnings for the year ended December 31, 2013

(in millions)	Enterprise Business historical carve-out financial statements	Reclassifications		Enterprise Business
Net Sales:
Total net sales	$2,480.0	$—		$2,480.0

Cost of sales:
Cost of sales of tangible products	1,057.0	(16.0	)(a)	1,032.0
		(9.0	)(b)
Cost of services and software	293.0	(4.0	)(a)	289.0

Total cost of sales	1,350.0	(29.0)		1,321.0

Gross profit	1,130.0	29.0		1,159.0

Operating expenses:
Selling and marketing	—	413.0	(c)	413.0
Research and development	299.0	(10.0	)(a)	289.0
General and administrative	—	58.0	(a)	212.0
		154.0	(c)
Amortization of intangible assets	—	25.0	(d)	25.0
Exit and restructuring costs	—	47.0	(b)	47.0
Selling, general and administrative expenses	595.0	(28.0	)(a)	—
		(567.0	)(c)
Other charges	63.0	(38.0	)(b)	—
		(25.0	)(d)

Total operating expenses	957.0	29.0		986.0

Operating income	173.0	—		173.0
Total other income (loss)	(28.0)	—		(28.0)

Income from continuing operations before income taxes	145.0	—		145.0
Income taxes	50.0	—		50.0

Income from continuing operations	$95.0	$—		$95.0

(a)	To reclassify $58.0 million of information technology related expenses from various carve-out financial statement line items to General and administrative. Zebra records information technology related expenses primarily within General and administrative.
(b)	To reclassify $47.0 million of employee separation costs from Other charges and Cost of sales of tangible products to Exit and restructuring costs.
(c)	To reclassify the remaining $567.0 million of Selling, general and administrative expenses between Selling and marketing and General and administrative.
(d)	To reclassify $25.0 million of amortization expense from Other charges to Amortization of intangible assets.

Condensed Statement of Earnings for the six months ended June 29, 2013

	Enterprise Business historical carve-out financial statements	Reclassifications		Enterprise Business
(in millions)
Net sales:
Total net sales	$1,195.0	$—		$1,195.0

Cost of sales:
Cost of sales of tangible products	501.0	(9.0	)(a)	489.0
		(3.0	)(b)
Cost of services and software	147.0	(2.0	)(a)	145.0

Total cost of sales	648.0	(14.0)		634.0

Gross profit	547.0	14.0		561.0

Operating expenses:
Selling and marketing	—	223.0	(c)	223.0
Research and development	150.0	(6.0	)(a)	144.0
General and administrative	—	31.0	(a)	102.0
		71.0	(c)
Amortization of intangible assets	—	12.0	(d)	12.0
Exit and restructuring costs	—	14.0	(b)	14.0
Selling, general and administrative expenses	308.0	(14.0	)(a)	—
		(294.0	)(c)
Other charges	23.0	(11.0	)(b)	—
		(12.0	)(d)

Total other income (loss)	481.0	14.0		495.0

Operating income	66.0	—		66.0

Total other income (loss)	(12.0)	—		(12.0)

Income from continuing operations before income taxes	54.0	—		54.0
Income taxes	16.0	—		16.0

Income from continuing operations	$38.0	$—		$38.0

(a)	To reclassify $31.0 million of information technology related expenses from various carve-out financial statement line items to General and administrative. Zebra records information technology related expenses primarily within General and administrative.
(b)	To reclassify $14.0 million of employee separation costs from Other charges and Cost of sales of tangible products to Exit and restructuring costs.
(c)	To reclassify the remaining $294.0 million of Selling, general and administrative expenses between Selling and marketing and General and administrative.
(d)	To reclassify $12.0 million of amortization expense from Other charges to Amortization of intangible assets.

Condensed Statement of Earnings for the six months ended June 28, 2014

	Enterprise Business historical carve-out financial statements	Reclassifications		Enterprise Business
(in millions)
Net sales:
Total net sales	$1,125.0	$—		$1,125.0

Cost of sales:
Cost of sales of tangible products	459.0	(7.0	)(a)	451.0
		(1.0	)(b)
Cost of services and software	150.0	(2.0	)(a)	148.0

Total cost of sales	609.0	(10.0)		599.0

Gross profit	516.0	10.0		526.0

Operating expenses:
Selling and marketing	—	204.0	(c)	204.0
Research and development	140.0	(5.0	)(a)	135.0
General and administrative	—	26.0	(a)	92.0
		66.0	(c)
Amortization of intangible assets	—	10.0	(d)	10.0
Acquisition and integration costs	—	6.0	(f)	6.0
Exit and restructuring costs	—	17.0	(b)	17.0
Asset impairment charge	—	2.0	(e)	2.0
Selling, general and administrative expenses	282.0	(12.0	)(a)	—
		(270.0	)(c)
Other charges	34.0	(16.0	)(b)	—
		(10.0	)(d)
		(2.0	)(e)
		(6.0	)(f)

Total operating expenses	456.0	10.0		466.0

Operating income	60.0	—		60.0

Total other income (loss)	(17.0)	—		(17.0)

Income from continuing operations before income taxes	43.0	—		43.0
Income taxes	18.0	—		18.0

Income from continuing operations	$25.0	$—		$25.0

(a)	To reclassify $26.0 million of information technology related expenses from various carve-out financial statement line items to General and administrative. Zebra records information technology related expenses primarily within General and administrative.
(b)	To reclassify $17.0 million of employee separation costs from Other charges and Cost of sales of tangible products to Exit and restructuring costs.
(c)	To reclassify the remaining $270.0 million of Selling, general and administrative expenses between Selling and marketing and General and administrative.
(d)	To reclassify $10.0 million of amortization expense from Other charges to Amortization of intangible assets.
(e)	To reclassify $2.0 million of asset impairment expense from Other charges to Asset impairment charge.
(f)	To reclassify $6.0 million of transaction related expenses from Other charges to Acquisition and integration costs.

Note 4—Hart Systems adjustments

On December 18, 2013, we completed the Hart Systems acquisition. In the 2013 audited financial statements, we included Hart System’s operations for the period from December 18, 2013 through December 31, 2013. The table and adjustments that follow reflect the remaining 11 months and 17 days of Hart Systems’ operations in 2013. The third column, Hart Systems pro forma adjustments is used in the unaudited pro forma combined statement of earnings for the year ended December 31, 2013.

	Hart Systems January 1 through December 17, 2013		Hart Systems acquisition adjustments		Hart Systems pro forma adjustments
(in millions)
Net sales:
Revenue from services and software	$21.9	(a)	$—		$21.9

Total net sales	21.9		—		21.9

Cost of sales:
Cost of services and software	5.4	(a)	(0.1	)(b)	5.3

Gross profit	16.5		0.1		16.6

Operating expenses:
Selling and marketing	2.0	(a)	(0.1	)(b)	1.9
General and administrative	7.0	(a)	(0.2	)(b)	6.8
Amortization of intangible assets	2.0	(a)	1.4	(b)	3.4
Acquisition costs	—		(0.9	)(c)	(0.9)

Total operating expenses	11.0		0.2		11.2

Operating income (loss)	5.5		(0.1)		5.4
Interest expense, net	(2.2	)(a)	2.2	(d)	—

Income from continuing operations before income taxes	3.3		2.1		5.4
Income taxes	1.2	(e)	0.7	(e)	1.9

Income from continuing operations	$2.1		$1.4		$3.5

(a)	To reflect the historical results of Hart Systems for the period from January 1, 2013 through December 17, 2013.
(b)	To reflect the $1.4 million increase in amortization expense for intangible assets and $0.3 million decrease in depreciation expense for property and equipment as a result of purchase accounting adjustments for Hart Systems’ net identifiable assets.
(c)	To eliminate $0.9 million in non-recurring acquisition costs recorded in Zebra’s historical results in connection with the Hart Systems acquisition.
(d)	To remove the historical interest expense incurred by Hart Systems as the acquisition was cash free, debt fee and no additional borrowings were entered into as part of the Hart Systems acquisition.
(e)	To reflect the tax effects of adjustments (a) through (d) at the combined federal and state statutory tax rate of 37.23%.

The table and adjustments that follow reflect Hart Systems’ operations for the six months ended June 29, 2013. The third column, Hart Systems pro forma adjustments, is used in the unaudited pro forma combined statement of earnings for the six months ended June 29, 2013.

	Hart Systems January 1 through June 29, 2013		Hart Systems acquisition adjustments		Hart Systems pro forma adjustments
(in millions)
Net sales:
Revenue from services and software	$15.0	(a)	$—		$15.0

Total net sales	15.0		—		15.0

Cost of sales:
Cost of services and software	3.2	(a)	(0.1	)(b)	3.1

Total cost of sales	3.2		(0.1)		3.1

Gross profit	11.8		0.1		11.9

Operating expenses:
Selling and marketing	1.1	(a)	—		1.1
General and administrative	3.8	(a)	(0.1	)(b)	3.7
Amortization of intangible assets	1.0	(a)	0.7	(b)	1.7

Total operating expenses	5.9		0.6		6.5

Operating income (loss)	5.9		(0.5)		5.4
Interest expense, net	(1.2	)(a)	1.2	(c)	—

Income from continuing operations before income taxes	4.7		0.7		5.4
Income taxes	1.8	(d)	0.2	(d)	2.0

Income from continuing operations	$2.9		$0.5		$3.4

(a)	To reflect the historical results of Hart Systems for the period from January 1, 2013 through June 29, 2013.
(b)	To reflect the $0.7 million increase in amortization expense for intangible assets and $0.2 million decrease in depreciation expense for property and equipment as a result of purchase accounting adjustments for Hart Systems net identifiable assets.
(c)	To remove the historical interest expense incurred by Hart Systems as the acquisition was cash free, debt free and no additional borrowings were entered into as part of the Hart Systems acquisition.
(d)	To reflect the tax effects of adjustments (a) through (c) at the combined federal and state statutory tax rate of 37.23%.

Note 5—Pro forma adjustment for the combined balance sheet

(a)	To record $3,230.0 million of cash and debt consisting of the borrowings of $1,980.0 million under the Term Loan (net of OID of $20.0 million) and the $1,250.0 million offering of notes hereby. Of the $1,980.0 million of Term Loan borrowings, $12.0 million (net of OID of $3.0 million) is classified as current. We do not expect to have any outstanding borrowings under the New Revolving Credit Facility or the $1,250.0 million bridge facility at the time of closing the Transactions.

Term Loan (component of Senior Credit Facility)	$2,000.0
Discount on Term Loan	(20.0)

Term Loan, net of discount	1,980.0
Notes offered hereby	1,250.0

Net cash adjustment	$3,230.0

(b)	Total costs of $132.0 million in Transaction fees are expected to be incurred, $20.0 million are netted against the Term Loan proceeds as referenced in Note 5(a), $70.2 million are expected to be capitalized as debt issuance costs in Other assets and $36.2 million of Transaction fees are expected to be incurred as $5.6 million have already been expensed as of June 28, 2014.

(c)	To reflect cash proceeds of $455.6 million from the liquidation of available-for-sale Investments and marketable securities to be used to fund part of the Acquisition. An unrealized gain of $0.7 million on the available-for-sale securities was reclassified from Accumulated other comprehensive (loss) income to Retained earnings.

(d)	To reflect the acquisition consideration of $3,450.0 million transferred to MSI as of the Acquisition close date.

(e)	To eliminate intercompany receivables and payables recorded in the historical results attributable to transactions between Zebra and Enterprise Business. A total of $1.2 million was eliminated from each of Accounts receivable, net and Accounts payable.

(f)	To eliminate $1,151.0 million, $1,394.0 million and $13.0 million of Enterprise Business’ historical book value of Goodwill, Retained earnings and Accumulated other comprehensive income, respectively.

(g)	The following is a preliminary estimate of the fair value adjustments to the assets acquired and the liabilities assumed as a result of the Acquisition as if it had occurred on June 28, 2014, in conjunction with their historical book value (if applicable) and their total fair value:

	Historical book value	Fair value adjustment		Enterprise Business fair value
Inventories	$215.0	$23.0	(i)	$238.0
Deferred costs	91.0	(91.0	)(ii)	—
Property and equipment	94.0	9.0	(iii)	103.0
Other intangibles:
Completed and licensed technology	17.0	353.0	(iv)	370.0
Patents	—	270.0	(v)	270.0
Customer related	56.0	114.0	(vi)	170.0
Trade names, trademarks and other	4.0	56.0	(v)	60.0
Non-compete agreements	—	20.0	(vii)	20.0
Backlog	—	70.0	(iv)	70.0
Deferred revenue (current)	447.0	(264.0	)(viii)	183.0
Deferred revenue (non-current)	136.0	(16.0	)(viii)	120.0
Deferred tax liability	15.0	270.0	(ix)	285.0

(i)	The fair value of finished goods and work-in-process inventory represents the estimated selling price less cost to complete, cost to dispose and a reasonable profit margin for completing the selling effort. There is no continuing impact of the acquired inventory on the combined operating results as it turns over within six months, and as such, no adjustment was included in the unaudited pro forma combined statements of earnings.
(ii)	The fair value of deferred costs is zero under acquisition accounting as they do not represent a right to future cash flows. These deferred costs are associated with the deferred revenues discussed in Note 5(g)(viii) below.
(iii)	The cost method and market method were used to assess the fair value of various components of Property and equipment, net. The cost approach is based on the new replacement cost new less depreciation adjusted for physical deterioration, functional obsolescence and external/economic obsolescence, as applicable. The market approach is based on similar, but not identical, transactions in the market using both quantitative and qualitative data.
(iv)	The fair value of completed and licensed technology and the backlog were valued under the income approach using the excess earnings method. This method assumes that the value of an intangible asset is equal to the present value of the incremental after-tax cash flows attributable specifically to the intangible asset.

(v)	Patents and trade names were valued under the income approach using the relief from royalty method, which assumes value to the extent that the acquired company is relieved of the obligation to pay royalties for the benefits received from them.
(vi)	Customer related intangible assets were valued under the distributor method, which is a variation of the excess earnings method, and utilizes market-based data to isolate the revenue, earnings, and cash flow associated with the customer related functional area of our combined operations.
(vii)	Non-compete agreements were valued under the income approach using the with-and-without method. This method considers the likelihood and impact of competition on forecasted cash flows assuming that the non-compete agreement was not in place.
(viii)	The fair value of deferred revenue was determined based on the future obligation of costs remaining to be incurred, plus a reasonable profit margin on the estimated costs.
(ix)	The recognition of deferred tax liabilities represents the expected future tax consequences of temporary differences between the fair values of the assets acquired and liabilities assumed and their tax bases. The valuation of deferred tax liabilities is preliminary and is subject to change based upon management’s final determination of the fair values of tangible and identifiable intangible assets acquired and liabilities assumed by jurisdiction.

Following consummation of the Acquisition, we anticipate that the acquisition cost allocation may differ materially from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will have a significant impact on residual goodwill and future earnings.

(h)	To eliminate $0.5 million of deferred financing costs associated with the existing revolving credit facility that will be terminated upon closing of the Acquisition.

(i)	To record the $2,360.0 million of goodwill resulting from the Acquisition. The excess of the acquisition consideration over the preliminary fair value of assets acquired and liabilities assumed is allocated to Goodwill.

Note 6—Pro forma adjustments for the combined statement of earnings for the fiscal year ended December 31, 2013

(a)	To eliminate historical sales transactions between Zebra and Enterprise Business. Net sales of tangible products between the entities amounted to $0.8 million and were offset to Cost of sales of tangible products. Revenue from services and software between the entities amounted to $0.9 million and were offset to Cost of services and software.

(b)	To eliminate $0.5 million in non-recurring acquisition costs recorded in Zebra’s historical results in connection with the Transactions.

(c)	To eliminate the historical interest expense of $28.0 million recorded in the results of Enterprise Business.

(d)	To reflect the estimated interest expense, amortization of OID, amortization of debt issuance cost and other recurring financing costs associated with the Financing Transactions.

	Total face value	Total OID	Total net value	Assumed weighted average interest rate	Total contractual interest expense	Total amortization of OID	Total amortization of debt issuance cost	Total interest expense adjustment
	(in millions)
Financing Transactions	$3,250.0	$(20.0)	$3,230.0	4.77%	$157.1	$3.0	$9.2	$169.3
Other recurring financing costs								1.0

Interest expense adjustment								$170.3

We assumed a weighted average interest rate of 4.77% for the Financing Transactions for purposes of the foregoing calculation. A 1/8th of a percent increase in the weighted average interest rate would increase the total interest expense by approximately $4.1 million.

Other recurring financing costs relate to additional payments including an administration fee and an unused commitment fee on the New Revolving Credit Facility.

(e)	To reduce revenue by $28.7 million for the impact of the fair value adjustment to deferred revenue for Enterprise Business’ extended maintenance contracts.

(f)	To record incremental depreciation expense totaling $1.8 million associated with the fair value adjustment to Property and equipment, net. $0.5 million is recorded in Cost of sales of tangible products, $0.2 million in Research and development and $1.1 million in General and administrative.

(g)	To record incremental amortization expense of $266.6 million on the identified definite-lived intangible assets as follows:

	Fair value adjustment	Weighted average useful life	Annual amortization expense
Completed and licensed technology	$353.0	4 years	$88.3
Patents	270.0	4 years	67.5
Customer related	114.0	5 years	22.8
Trade names, trademarks and other	56.0	4 years	14.0
Non-compete agreements	20.0	5 years	4.0
Backlog	70.0	1 year	70.0

Total	883.0		$266.6

(h)	To eliminate $0.3 million of historical amortized debt financing costs associated with the existing revolving credit facility.

(i)	To reflect the tax effects of adjustments (a) through (g) at the combined federal and state statutory tax rate of 37.23%. The effective tax rate of the combined company could be significantly different depending on the mix of post-acquisition income and other activities.

(j)	Pro forma earnings per share for the fiscal year ended December 31, 2013 has been recalculated to show the impact of the Transaction and Hart Systems acquisition. The historical basic and diluted weighted average shares outstanding were 50,693 and 51,063, respectively, and the unaudited pro forma combined basic and diluted weighted average shares outstanding were both 50,693 as a result of the “no antidilution” provision of ASC 260—Earnings per share.

Note 7—Pro forma adjustments for the combined statement of earnings for the six months ended June 29, 2013.

(a)	To eliminate historical sales transactions between Zebra and Enterprise Business. Net sales of tangible products between the entities amounted to $0.3 million and were offset to Cost of sales of tangible products. Revenue from services and software between the entities amounted to $0.5 million and were offset to Cost of services and software.

(b)	To eliminate the historical interest expense of $14.0 million recorded in the results of Enterprise Business.

(c)	To reflect the estimated interest expense, amortization of OID, amortization of debt issuance cost and other recurring financing costs associated with borrowings under the Term Loan and the issuance of notes offered hereby.

	Total face value	Total OID	Total net value	Assumed weighted average interest rate	Total contractual interest expense	Total amortization of OID	Total amortization of debt issuance cost	Total interest expense adjustment
	(in millions)
Financing Transactions	$3,250.0	$(20.0)	$3,230.0	4.77%	$79.3	$1.5	$4.7	$88.5
Other recurring financing costs								0.5

Interest expense adjustment								$86.0

We assumed a weighted average interest rate of 4.77% for the Financing Transactions for purposes of the foregoing calculation. A 1/8th of a percent increase in the weighted average interest rate would increase the total interest expense by approximately $2.1 million

Other recurring financing costs relate to additional payments including an administration fee and an unused commitment fee on the New Revolving Credit Facility.

(d)	To reduce revenue by $23.4 million for the impact of the fair value adjustment to deferred revenue for Enterprise Business’ maintenance contracts.

(e)	To record six months of incremental depreciation expense totaling $0.9 million associated with the fair value adjustment to Property and equipment, net. $0.2 million is recorded in Cost of sales of tangible products, $0.1 million in Research and development and $0.6 million in General and administrative.

(f)	To record six months of incremental amortization expense of $133.3 million on the identified definite-lived intangible assets.

(g)	To eliminate $0.1 million of historical amortized debt financing costs associated with the existing revolving credit facility.

(h)	To reflect the tax effects of adjustments (a) through (f) at the combined federal and state statutory tax rate of 37.23%. The effective tax rate of the combined company could be significantly different depending on the mix of post-acquisition income and other activities.

(i)	Pro forma earnings per share for the six months ended June 29, 2013 has been recalculated to show the impact of the Transaction and Hart Systems acquisition on a basic and diluted shares outstanding basis. The historical basic and diluted weighted average shares outstanding were 50,929 and 51,310, respectively, and the unaudited pro forma combined basic and diluted weighted average shares outstanding were both 50,929 as a result of the “no antidilution” provision of ASC 260—Earnings per share.

Note 8—Pro forma adjustments for the combined statement of earnings for the six months ended June 28, 2014

(a)	To eliminate historical sales transactions between Zebra and Enterprise Business. Net sales of tangible products between the entities amounted to $1.4 million and were offset to Cost of sales of tangible products. Revenue from services and software between the entities amounted to $0.3 million and were offset to Cost of services and software.

(b)	To eliminate $5.1 million and $6.0 million in non-recurring acquisition costs recorded in Zebra’s and the Enterprise Business’ historical results, respectively, in connection with the Transactions.

(c)	To eliminate $2.0 million in impairment expense as well as the $1.1 million loss associated with assets historically recorded in the carve-out financial statements of Enterprise Business that were sold to a third party prior to the Acquisition.

(d)	To eliminate the historical interest expense of $14.0 million recorded in the results of Enterprise Business.

(e)	To reflect the estimated interest expense, amortization of OID, amortization of debt issuance cost and other recurring financing costs associated with borrowings under the Term Loan and the issuance of notes offered herby.

	Total face value	Total OID	Total net value	Assumed weighted average interest rate	Total contractual interest expense	Total amortization of OID	Total amortization of debt issuance cost	Total interest expense adjustment
	(in millions)
Financing Transactions	$3,250.0	$(20.0)	$3,230.0	4.77%	$77.6	$1.5	$4.6	$83.7
Other recurring financing costs								0.5

Interest expense adjustment								$84.2

We assumed a weighted average interest rate of 4.77% for the Financing Transactions for purposes of the foregoing calculation. A 1/8th of a percent increase in the weighted average interest rate would increase the total interest expense by approximately $2.0 million.

Other recurring financing costs relate to additional payments including an administration fee and an unused commitment fee on the New Revolving Credit Facility.

(f)	To reduce revenue by $5.2 million for the impact of the fair value adjustment to deferred revenue for Enterprise Business’ maintenance contracts.

(g)	To record six months of incremental depreciation expense totaling $0.9 million associated with the fair value adjustment to Property and equipment, net. $0.2 million is recorded in Cost of sales of tangible products, $0.1 million in Research and development and $0.6 million in General and administrative.

(h)	To record six months of incremental amortization expense of $98.3 million on the identified definite-lived intangible assets.

(i)	To eliminate $0.1 million of historical amortized debt financing costs associated with the existing revolving credit facility.

(j)	To reflect the tax effects of adjustments (a) through (h) at the combined federal and state statutory tax rate of 37.23%. The effective tax rate of the combined company could be significantly different depending on the mix of post-acquisition income and other activities.

(k)	Pro forma earnings per share for the six months ended June 28, 2014 has been recalculated to show the impact of the Transaction on a basic and diluted shares outstanding basis. The historical basic and diluted weighted average shares outstanding were 50,509 and 51,129, respectively, and the unaudited pro forma combined basic and diluted weighted average shares outstanding were both 50,509 as a result of the “no antidilution” provision of ASC 260—Earnings per share.